Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Securities Fund our report dated September 17, 2024, relating to the financial statements and financial highlights, which appears in Fidelity Growth & Income Portfolio on Form N-CSR for the year ended July 31, 2024. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 27, 2025